Exhibit 99.2

MEDIA GENERAL, INC.

Notice of Guaranteed Delivery

For

Tender of any and all Outstanding

$300,000,000 11 3 /4% Senior Secured Notes Due 2017

In Exchange for

$300,000,000 11 3 /4% Senior Secured Notes Due 2017

This Notice of Guaranteed Delivery may be used by: (i) the registered holders (which term, for purposes of this document, shall include any participant in The Depository Trust Company (“DTC”)) (the “Registered Holder”) of 11 3/4% Senior Secured Notes issued February 12, 2010 (the “Original Notes”) by Media General, Inc. (the “Company”); or (ii) any persons authorized to become the Registered Holders by endorsements or appropriate bond powers, and other documents (including such opinions of counsel, certifications and other information as may be required by the Company for the Original Notes to comply with the restrictions on transfer applicable to the Original Notes), of the Original Notes (such persons together with the Registered Holders are collectively referred to herein as the “Tendering Holders”), to accept the Exchange Offer (as defined below) if (i) certificates for the Original Notes (the “Certificates”) are not immediately available, (ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent (as identified below) prior to 5:00 p.m., New York City Time, on [—], 2010, unless the Exchange Offer (as defined below) is extended by the Company in its sole discretion (the “Expiration Date”), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by mail, hand delivery, overnight courier or facsimile transmission, to the Exchange Agent, as more fully described in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

The Bank of New York Mellon

By Registered or Certified Mail, or Hand Delivery or Overnight Delivery:	Facsimile Transmissions:

Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7th Floor New York, New York 10286 Attention: Carolle Montreuil	(Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information Call: (212) 815-5920

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used by Eligible Institutions (as defined below) to guarantee signatures.

Ladies and Gentlemen:

The undersigned Tendering Holder(s) hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus dated [—], 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which, together with the Prospectus, constitutes the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below (the “Tendered Original Notes”) pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

The undersigned Tendering Holder(s) understands that tenders of the Tendered Original Notes will be accepted only in principal amounts of US$2,000 or an integral multiple of US$1,000 in excess thereof. The undersigned Tendering Holder(s) further acknowledges that, generally, tenders of the Tendered Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, and that additional information about the undersigned Tendering Holder(s) withdrawal rights are set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Withdrawal Rights.”

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned Tendering Holder(s) and every obligation of the undersigned Tendering Holder(s) under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Tendering Holder(s):	Name(s) of Tendering Holder(s):

Principal Amount of Original Notes Tendered:	Address:

Certificate No(s). of Tendered Original Notes (if available):	Area Code(s) and Telephone No(s).:

Date:

If this Notice of Guaranteed Delivery is signed by the Registered Holder(s) of the Tendered Original Notes, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by Tendering Holders other than the Registered Holder(s) of the Tendered Original Notes, the Certificates must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the Registered Holder(s) appear(s) on the Certificates, and such opinions of counsel, certifications and other information as the Company or the Trustee for the Original Notes may require in accordance with the restrictions on transfer applicable to Original Notes. Signature(s) on such Certificate(s) or bond power(s) must be guaranteed by an Eligible Institution (as defined below).

If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Tendered Original Notes in proper form for transfer, or confirmation of the book-entry transfer of the Tendered Original Notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case, together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Tendered Original Notes to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(PLEASE TYPE OR PRINT)

Name of Firm:	Authorized Signature

Address:	Title:

Date:

Area Code and Telephone No.

NOTE: DO NOT SEND CERTIFICATES FOR TENDERED ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR TENDERED ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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